UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2014 (November 14, 2014)

COATES INTERNATIONAL, LTD. (Exact name of registrant as specified in its charter)

Delaware	000-33155	22-2925432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 34 & Ridgewood Road, Wall Township, New Jersey 07719
(Address of principal executive offices)

(732) 449-7717
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Effective November 14, 2014, the Registrant entered into a Securities Purchase Agreement and issued a convertible promissory note in the face amount of Forty Thousand ($40,000.00) Dollars and no cents to Auctus Private Equity Fund, LLC (the “Holder”). The Promissory Note matures in August 2015 and provides for interest at the rate of eight (8%) percent per annum. The Note may be converted into unregistered shares of the Registrant’s common stock, par value $0.0001 per share, at the Conversion Price, as defined, in whole, or in part, at any time beginning 180 days after the date of the Note, at the option of the Holder. All outstanding principal and unpaid accrued interest is due at maturity, if not converted prior thereto. The Registrant incurred expenses amounting to $2,750 in connection with this transaction.

The Conversion Price shall be equal to 67.5% multiplied by the Market Price, as defined. The Market Price shall be equal to the average of the two (2) lowest closing trading prices of the Registrant’s common stock on the OTCQB during the twenty-five (25) trading-day period ending one trading day prior to the date of conversion by the Holder. The Conversion Price is subject to adjustment for changes in the capital structure such as stock dividends, stock splits or rights offerings. The number of shares of common stock to be issued upon conversion shall be equal to the aggregate amount of principal, interest and penalties, if any divided by the Conversion Price. The Holder anticipates that upon any conversion, the shares of stock it receives from the Registrant will be freely tradable in compliance with Rule 144 of the U.S. Securities and Exchange Commission.

The Conversion Price is subject to adjustment in the event of any of the following:

1.	During the period when a Major Announcement by the Registrant relating to a merger, consolidation, sale of the Registrant or substantially all of its assets or tender offer is in effect, as defined.

2.	A merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event being consummated.

The Registrant is not permitted to pay dividends or make other distributions of capital or repurchase or otherwise acquire any shares of its capital stock without the Holder’s consent, while there is a remaining outstanding balance related to the convertible promissory note.

These notes may be prepaid during the first six months the notes are outstanding by paying a prepayment penalty equal to 25% during the first 30 days, increasing in 5% increments each month to a maximum of 50%. The Company has reserved 13,700,000 shares of its unissued common stock for potential conversion of the convertible note.

The convertible promissory note was privately offered and sold to the Holder in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws which the Registrant believes are available to cover this transaction based on representations, warranties, agreements, acknowledgements and understandings provided to the Registrant by the Holder.

2

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a) Financial Statements of Business Acquired.

N/A

(b) Pro Forma Financial Information.

N/A

(c) Exhibits.

Exhibit No.	Description
10.1	Convertible Promissory Note issued to Auctus Private Equity Fund, LLC, dated November 14, 2014.
10.2	Securities Purchase Agreement between the Registrant and Auctus Private Equity Fund, LLC, dated November 14, 2014.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COATES INTERNATIONAL, LTD.

By:	/s/ Barry C. Kaye
Barry C. Kaye
Chief Financial Officer

Dated: November 18, 2014